Exhibit 23(i) Opinion and Consent of Counsel

                           DAVID JONES & ASSOC., P.C.
                                    Law Firm
                                    [GRAPHIC]
395 Sawdust, # 2148                                           F  (281)  419-0564
The Woodlands, TX  77380                                      P  (281)  419-0584

                                February 6, 2004

Board of Directors
Fairholme Funds, Inc.
51 JFK Parkway
Short Hills, NJ  07078

Re: Fairholme Funds, Inc, Post-Effective Amendment # 5 to Registration statement on Form N-1A


Ladies and Gentlemen:

         As counsel to Fairholme Funds, Inc. (the "Company"), a corporation organized under the laws of the State of Maryland, I have been asked to render my opinion with respect to the issuance of an indefinite number of shares of beneficial interest of the Company (the "Shares") representing proportionate interests in The Fairholme Fund (the "Fund"):

         Shares of the Fund are a separate series of the Company consisting of one class of shares, all as more fully described in the Prospectus and Statement of Additional Information contained in Post-effective Amendment # 5 to the Company's Registration Statement on Form N-1A, to which this opinion is an exhibit, to be filed with the Securities and Exchange Commission.

I have examined the Company's Articles of Incorporation and all amendments and supplements thereto, the Prospectus and Statement of Additional Information contained in the Registration Statement, and such other documents, records and certificates as deemed necessary for the purposes of this opinion.

Based on the foregoing, I am of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Prospectus and Statement of Additional Information, will be legally issued, fully paid, and non-assessable by the Company.

Further, I give my permission to include this opinion as an exhibit to the Company's Post-Effective Amendment # 5 to its Registration Statement on Form N-1A.

Very Truly Yours,

/s/ David D. Jones, Esq.
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DAVID JONES & ASSOC., P.C.